EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:	Michael J. Zugay
Sr. Vice President & CFO
412-787-9590
mzugay@igate.com

iGATE Corporation to Divest its Professional Services Business

Pittsburgh, Pennsylvania, February 26, 2008 iGATE Corporation {NASDAQ: IGTE], a leading integrated Technology and Operations provider (“iGATE”), today announced that its Board of Directors, after a review of its strategic options, has decided to divest its Professional Services business. The divestiture will occur through a sale of the business or through a tax-free spin-off of the business to iGATE shareholders. iGATE has retained Credit Suisse Securities (USA) LLC to assist with the divestiture.

Commenting on the divestiture, Sunil Wadhwani and Ashok Trivedi, Co-Founders and Co-Chairmen of iGATE, stated, “This separation is a logical next step for the Company. Our Board has reviewed the divestiture and believes it will benefit our shareholders, employees and customers. Our Global Solutions and Professional Services businesses operate in different markets with markedly different business models. The divestiture will better position each business to benefit from their unique business and growth opportunities. In addition, the shareholders of iGATE will benefit from the increased clarity of being a focused offshore services company. The demand for offshore IT and BPO services continues to grow at a rapid rate, and we expect iGATE to be a strong player in the industry.”

In accordance with generally accepted accounting principles (GAAP), the company’s historical and future financial results will now reflect the Professional Services business as discontinued operations, effective beginning as of January 1, 2008.

About iGATE Corporation

Pittsburgh, Pennsylvania-based iGATE Corporation (NASDAQ: IGTE) is the first fully integrated technology and operations firm with a global service model. iGATE Corporation, through its offshore subsidiary, iGATE Global Solutions Ltd., enables clients to optimize their business through a combination of process investment strategies, technology leverage and business process outsourcing and provisioning. Services include consulting, enterprise data management and data warehousing, business intelligence and analytics, design, development, systems integration, package evaluation, and implementation, re-engineering and maintenance. iGATE Corporation also offers IT Professional Services in the areas of packaged application implementation, custom development, web services and business intelligence. The Company services more than 300 clients across five continents. Clients rely on iGATE for high quality service, responsiveness, and cost-effective global reach. More information about iGATE is available at http://www.igatecorp.com.

Forward-Looking Statements

Some of the statements contained in this news release that are not historical facts are forward-looking statements. These forward-looking statements include the Company’s financial, growth and liquidity projections as well as statements concerning the Company’s plans, strategies, intentions and beliefs concerning business cash flows, costs and the markets in which it operates and the proposed divestiture of its Professional Services Business. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions are intended to identify certain forward-looking statements. These statements are based on information currently available to the Company and it assumes no obligation to update the forward-looking statements as circumstances change. There are risks and uncertainties that could cause actual events to differ materially from the forward-looking statements. These risks include, but are not limited to, the pricing of the shares to be purchased in the delisting, the company’s ability to predict its financial performance, the level of market demand for its services, the highly-competitive market for the types of services offered by the Company, the impact of competitive factors on profit margins, market conditions that could cause the Company’s customers to reduce their spending for its services, the Company’s ability to create, acquire and build new businesses and to grow existing businesses, attract and retain qualified personnel, reduce costs and conserve cash, currency fluctuations and market conditions in India and elsewhere around the world, political and military tensions in India and South Asia, changes in generally accepted accounting principles and/or their interpretation and other risks that are described in more detail in the Company’s filings with the Securities and Exchange Commission including its Form 10-K for the year ended December 31, 2006.